Nittany Financial Corp.       Subject:  1st Qtr 2004 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     May 7, 2004

FOR IMMEDIATE RELEASE
---------------------

                        NITTANY FINANCIAL CORP. ANNOUNCES
                        INCREASED FIRST QUARTER EARNINGS

State College,  PA....Nittany  Financial  Corp.,  (the  "Company") (OTC Bulletin
Board Symbol "NTNY") the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc., today announced increased first quarter earnings for 2004.

Fully diluted earnings for the three month period ending March 31, 2004 were $496,100 or $0.24 per share, compared to $299,200 or $0.16 per share for the three month period ending March 31, 2003, a 66% increase. Net interest income for the three months ending March 31, 2004 was $1,861,000 compared to $1,298,000 for the same period ending March 31, 2003, a $563,000 or 43% rise. The increase resulted from continued loan and deposit growth combined with a net interest margin which remained steady at approximately 3.00%. Noninterest income grew to $723,000 for the quarter from $473,800 for the same time period in 2003, mainly due to the increase in Vantage Investment Advisor, LLC assets under management and service fees on deposit accounts at Nittany Bank.

"The sustained growth of Nittany Bank and Vantage Investment Advisors, LLC allowed the Company to continue to prosper into the new calendar year," commented Samuel J. Malizia, Chairman of the Board for Nittany Financial Corp. Malizia added, "Both Nittany Bank and Vantage are focusing on their primary goals of customer service, superior products, and stockholder value and it continues to pay dividends."

The balance sheet for the Company also showed strong growth and excellent credit quality. Total assets for the consolidated entity were $266,215,000 on March 31, 2004, compared to $201,907,000 at March 31, 2003, a 32% annual increase. Total deposits grew by 35% over the same time period in 2003, with the Company's core Nittany Savings account providing the majority of the increases with growth of 55%. Total net loans grew by 49% to $195,127,000 for the quarter ending March 31, 2004 compared to the first quarter of 2003. Non-performing loans over 90 days delinquent were only $15,400 or 0.008% of the total loan portfolio.

President and CEO David Richards added, "Despite the current interest rate environment and intense local competition, we are creating significant shareholder value through the hard work of the quality professionals at Nittany. Our commitment to offer the best service, products and technology as the area's hometown bank is creating growth and value for our shareholders, clients, employees and community. The 20% stock dividend completed during the quarter is further proof of this commitment."

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College, Pennsylvania. Nittany Bank began operations in
October, 1998 and currently operates four offices with 55 full time equivalent employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.
                        -------------------

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee based investment management services. Vantage currently manages approximately $240 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET


                                                                      March 31,      December 31,
                                                                        2004            2003
                                                                    -------------   -------------
                                                                     (unaudited)
ASSETS
     Cash and due from banks                                        $   5,548,013   $     805,812
     Interest-bearing deposits with other banks                         9,857,190      14,147,474
     Investment securities available for sale                           3,251,097       4,074,095
     Investment securities held to maturity (estimated
       market value of $45,210,070 and $39,168,895)                    44,769,578      39,246,289
     Loans receivable (net of allowance for loan losses
       of $1,817,751 and $1,737,475)                                  195,126,530     182,742,537
     Premises and equipment                                             2,575,024       2,570,953
     Federal Home Loan Bank stock                                       1,393,500       1,311,300
     Intangible assets                                                  1,763,231       1,763,231
     Accrued interest and other assets                                  1,930,619       1,925,622
                                                                    -------------   -------------

             TOTAL ASSETS                                           $ 266,214,782   $ 248,587,313
                                                                    =============   =============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $   9,365,603   $   7,880,177
         Interest-bearing demand                                       21,700,061      21,902,355
         Money market                                                  35,019,530      34,237,951
         Savings                                                      152,361,105     136,273,936
         Time                                                          19,219,220      20,598,238
                                                                    -------------   -------------
            Total deposits                                            237,665,519     220,892,657
     Short-term borrowings                                              2,509,686       2,363,887
     Other borrowings                                                   9,775,098       9,829,866
     Accrued interest payable and other liabilities                       927,362         673,159
                                                                    -------------   -------------

             TOTAL LIABILITIES                                        250,877,665     233,759,569
                                                                    -------------   -------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                                 -               -
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,924,621 and 1,603,960 issued and outstanding         192,462         160,396
     Additional paid-in capital                                        14,287,483      14,323,021
     Retained earnings                                                    852,395         356,344
     Accumulated other comprehensive income (loss)                          4,777         (12,017)
                                                                    -------------   -------------

             TOTAL STOCKHOLDERS' EQUITY                                15,337,117      14,827,744
                                                                    -------------   -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 266,214,782   $ 248,587,313
                                                                    =============   =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME


                                               Three-months Ended March 31,
                                                     2004           2003
                                                  ----------   ----------
                                                 (unaudited)
INTEREST AND DIVIDEND INCOME
     Loans, including fees                        $2,757,840   $2,108,213
     Interest-bearing deposits with other banks       15,366       26,868
     Investment securities                           391,059      369,311
                                                  ----------   ----------
             Total interest and dividend income    3,164,265    2,504,392
                                                  ----------   ----------

INTEREST EXPENSE
     Deposits                                      1,159,700    1,062,622
     Short-term borrowings                             5,981       12,110
     Other borrowings                                137,692      131,423
                                                  ----------   ----------
             Total interest expense                1,303,373    1,206,155
                                                  ----------   ----------

NET INTEREST INCOME                                1,860,892    1,298,237

Provision for loan losses                            110,000       90,000
                                                  ----------   ----------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                     1,750,892    1,208,237
                                                  ----------   ----------

NONINTEREST INCOME
     Service fees on deposit accounts                146,061      118,825
     Investment security gain                              -        6,691
     Asset management fees and commissions           566,745      339,144
     Other                                            10,130        9,094
                                                  ----------   ----------
             Total noninterest income                722,936      473,754
                                                  ----------   ----------

NONINTEREST EXPENSE
     Compensation and employee benefits              692,765      518,726
     Occupancy and equipment                         176,336      144,976
     Professional fees                                43,449       48,024
     Data processing fees                            119,007       77,653
     Supplies, printing, and postage                  32,993       37,157
     Advertising                                      40,405       37,350
     ATM processing fees                              34,871       32,300
     Solicitor fees                                  377,506      217,825
     Other                                           165,445      109,141
                                                  ----------   ----------
             Total noninterest expense             1,682,777    1,223,152
                                                  ----------   ----------

Income before income taxes                           791,051      458,839
Income taxes                                         295,000      159,610
                                                  ----------   ----------

NET INCOME                                        $  496,051   $  299,229
                                                  ==========   ==========

EARNINGS PER SHARE
     Basic                                        $     0.26   $     0.17
     Diluted                                            0.24         0.16

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                         1,924,621    1,723,486
     Diluted                                       2,074,229    1,846,010